                                                                  Exhibit 3.27.1


                                                       Filed on _______ 84021500
                                                   Secretary of the Commonwealth


                             ARTICLES OF AMENDMENT
                             ---------------------

                                     74776

To the Department of State
Corporation Bureau
Commonwealth of Pennsylvania:

     In compliance with the requirements of Article VIII of the Business Corporation Law approved the 5th day of May, 1933, P.L. 364, as amended, the applicant, COMMERCIAL STONE CO., INC., desiring to amend its Articles of Incorporation, hereby certifies under its corporate seal that:

     1. The name of the Corporation is Commercial Stone Co., Inc. and its registered office is located at 46 East Main Street, Uniontown, Fayette County, Pennsylvania, 15401.

     2. The Corporation was incorporated on January 27, 1972, under the Business Corporation Law, Act of May 5, 1933, P.L. 364, as amended.

     3. The Amendment was adopted on the 23rd day of December, 1982 by a Consent in writing, setting forth the action to be taken, signed by all the shareholders entitled to vote thereon and filed with the Secretary of the Corporation.

     4. At the time of such action of the shareholders, the total number of shares of the Corporation outstanding and entitled to vote was 120 shares of Common Stock, $1,000 par value per share.

     5. In such action taken by the shareholders, all the 120 outstanding shares of Common Stock of the Corporation were voted in favor of the Amendment.

     6. The Amendment adopted by the shareholders, set forth in full, provides as follows:

          RESOLVED, that Article 5 of the Articles of Incorporation of Commercial Stone Co., Inc. be amended to read in full as follows:

          "5. The aggregate number of shares which the Corporation shall have authority to issue shall be:

               a) 1,200 shares of Class A voting Common Stock, $5.00 par value per share; and

               b) 22,800 shares of Class B non-voting Common Stock, $5.00 par value per share.

     The qualifications, privileges, limitations, restrictions and the special or relative rights in respect to the capital stock of the Corporation are as follows:

          (1) Except as otherwise expressly required by the statutes of the Commonwealth of Pennsylvania, or as herein otherwise provided, the holders of the Class A Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, and the holders of Class B Common Stock shall have no voting powers or rights whatsoever. The holders of Class A Common Stock shall have the right of cumulative voting in the election of directors. No holder of Class B Common Stock shall be entitled as such to any notice of any annual or special meeting of the stockholders or to be present thereat, unless he shall be entitled to vote thereat.

          (2) The holders of shares of Class A Common Stock shall have preemptive rights with respect to any shares of Class A or Class B Common Stock which may be issued by the Corporation or which may be sold or transferred out of the treasury of the Corporation, as well as all securities convertible into shares of Class A or Class B Common Stock, whether such shares or convertible securities are issued or sold for cash, services or property or in exchange for other securities or otherwise. No employee share purchase or option plan shall be adopted with respect to shares of Class A or Class B Common Stock except with the approval of at least 85% of the outstanding shares of Class A Common Stock. The holders of shares of Class B Common Stock shall have no preemptive rights.

          (3) No amendment to the Articles of Incorporation shall be adopted unless approved by at least 85% of the outstanding shares of Class A Common Stock.

          (4) The relative rights, privileges and limitations of the Class A Common Stock and the Class B Common Stock shall be in all respects identical, share for share, except as provided in paragraphs (1), (2) and
     (3) above; and in the event of any dividend or any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, partial or otherwise, the amount paid or distributed in respect of each share of Class A Common Stock shall be the same as the amount paid or distributed in respect of each share of Class B Common Stock."

          RESOLVED FURTHER, that effective upon the filing of Articles of Amendment to effectuate the foregoing amendment to Article 5, each share of the Corporation's Common Stock, $1,000 par value per share, then outstanding shall be changed into and shall become:

               10 shares of Class A voting Common Stock $5.00 par value per share; and

               190 shares of Class B non-voting Common Stock, $5.00 par value per share.

     IN TESTIMONY WHEREOF, the applicant, Commercial Stone Co., Inc. has caused these Articles of Amendment to be signed by its President and its Corporate Seal, duly attested by its Secretary, to be hereunder affixed this 28th day of December, 1983.

ATTEST:                             COMMERCIAL STONE CO., INC.

By: /s/                               By: /s/
   -----------------------               ---------------------------
          Secretary                               President
       (Corporate Seal)

     The foregoing Articles of Amendment are approved by and filed with the Department of State on the _____ day of December, 1983.


                    -------------------------------------------
                         Secretary of the Commonwealth

                                                                        84021504

                          COMMERCIAL STONE CO., INC.

                     Consent of Shareholders and Directors
                     -------------------------------------

     The undersigned, being all the Directors and Shareholders of Commercial Stone Co., Inc., a Pennsylvania corporation (the "Corporation") by unanimous written consent as permitted by Sections 402(7) and 513 of the Business Corporation Law of the Commonwealth of Pennsylvania, hereby adopt the following preambles and resolutions and consent to any and all action taken by virtue of such preambles and resolutions as though they had been adopted at a duly convened joint meeting of the Directors and Shareholders.

                    I.  APPROVAL OF PLAN OF RECAPITALIZATION
                        ------------------------------------

     WHEREAS, the aggregate number of shares which the Corporation has authority to issue is presently 300 shares of voting Common Stock, $1,000 par value per share, 120 shares of which are issued, fully paid and outstanding; and

     WHEREAS, the Board of Directors and the Shareholders have determined it to be in the best interests of the Corporation to revise the capital structure of the Corporation in order to assure continued unity of ownership and management.

     NOW, THEREFORE, BE IT RESOLVED, that the following Plan of Recapitalization is hereby adopted:

     1. As promptly as possible, the Corporation shall file Articles of Amendment to its Articles of Incorporation effecting the amendments referred to in Part II below, which amendments provide for, among other things, a capital structure consisting of:

          (a) 1,200 shares of Class A voting Common Stock, $5.00 par value per share, authorized, issued and outstanding; and

          (b) 22,800 shares of Class B non-voting Common Stock, $5.00 par value per share, authorized, issued and outstanding.

     2. Effective upon the filing of said Articles of Amendment, each share of the Corporation's presently existing Common Stock, $1,000 par value per share, then outstanding shall be changed into and shall become:

          10 shares of Class A voting Common Stock, $5.00 par value per share;
     and
          190 shares of Class B non-voting Common Stock, $5.00 par value per share.

Certificates representing the aforesaid shares will be issued upon surrender of and in exchange for certificates representing shares of the existing Common Stock, $1,000 par value per share.

     3. The expenses incurred in carrying out this Plan of Recapitalization will be paid by the Corporation.

            II.  APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION
                 --------------------------------------------------

     WHEREAS, in order to implement the plan of Recapitalization referred to in
Part I above, it is necessary that Article 5 of the Corporation's Articles of Incorporation be amended.

          RESOLVED, that Article 5 of the Articles of Incorporation of Commercial Stone Co., Inc. be amended to read in full as follows;

          "5. The aggregate number of shares which the Corporation shall have authority to issue shall be:

               a) 1,200 shares of Class A voting Common Stock, $5.00 par value per share;

               b) 22,800 shares of Class B non-voting Common Stock, $5.00 par value per share.

     The qualifications, privileges, limitations, restrictions and the special or relative rights in respect to the capital stock of the Corporation are as follows:

          (1) Except as otherwise expressly required by the statutes of the Commonwealth of Pennsylvania, or as herein otherwise provided, the holders of the Class A Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, and the holders of Class B Common Stock shall have no voting powers or rights whatsoever. The holders of Class A Common Stock shall have the right of cumulative voting in the election of directors. No holder of Class B Common Stock shall be entitled as such to any notice of any annual or special meeting of the stockholders or to be present thereat, unless he shall be entitled to vote thereat.

          (2) The holders of shares of Class A Common Stock shall have preemptive rights with respect to any shares of Class A or Class B Common Stock which may be issued by the Corporation or which may be sold or transferred out of the treasury of the Corporation, as well as all securities convertible into shares of Class A or Class B Common Stock, whether such shares or convertible securities are issued or sold for cash, services or property or in exchange for other securities or otherwise. No employee share purchase or option plan shall be adopted with respect to shares of Class A or Class B Common Stock except with the approval of at least 85% of the outstanding shares of Class A Common Stock. The holders of shares of Class B Common Stock shall have no preemptive rights.

          (3) No amendment to the Articles of Incorporation shall be adopted unless approved by at least 85% of the outstanding shares of Class A Common Stock.

          (4) The relative rights, privileges and limitations of the Class A Common Stock and the Class B Common Stock shall be in all respects identical, share for share, except as provided in paragraphs (1), (2) and
     (3) above; and in the event of any dividend or any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, partial or otherwise, the amount paid or distributed in respect of each share of Class A Common Stock shall be the same as the amount paid or distributed in respect of each share of Class B Common Stock."

          RESOLVED FURTHER, that effective upon the filing of Articles of Amendment to effectuate the foregoing amendment to Article 5, each share of the Corporation's Common Stock, $1,000 par value per share, then outstanding shall be changed into and shall become:

               10 shares of Class A voting Common Stock, $5.00 par value per share;

               190 shares of Class B non-voting Common Stock, $5.00 par value per share.

          RESOLVED, FURTHER, that the President or the Vice President and the Secretary of the Corporation be, and they hereby are, authorized and directed to execute and cause to be filed in the Office of the Secretary of State of the Commonwealth of Pennsylvania appropriate Articles of Amendment in order to effect the amendment to the Corporation's Articles of Incorporation set forth in the preceding resolution and that the proper officers of the Corporation be, and hereby each of them is, authorized and directed, on behalf of the Corporation, to execute and deliver any and all such certificates and other documents and to take any and all such action as may be necessary or desirable to implement the resolutions herein set forth and to accomplish the corporate action reflected thereby.

     WITNESS, the due execution hereof of the foregoing preambles and resolutions relating to the Approval of the Plan of Recapitalization and the Amendment to Articles of Incorporation of the Corporation this 23/rd/ day of December, 1983.

DIRECTORS:                                   SHAREHOLDERS:

 /s/ Dell H. Shearer                          /s/ Dell H. Shearer
-------------------------------              -----------------------------
Dell H. Shearer                              Dell H. Shearer

 /s/ Joseph H. Shearer                        /s/ Joseph H. Shearer
-------------------------------              -----------------------------
Joseph H. Shearer                            Joseph H. Shearer

 /s/ R. Scott Shearer                         /s/ R. Scott Shearer
-------------------------------              -----------------------------
R. Scott Shearer                             R. Scott Shearer

                                                                        84021504


                                                                        84021509
                                                                           74775

                         COMMONWEALTH OF PENNSYLVANIA
                                     [LOGO]
                              DEPARTMENT OF STATE

To All to Whom These Presents Shall Come, Greeting:

     WHEREAS, In and by Article VIII of the Business Corporation Law, approved the fifth day of May, Anno Domini one thousand nine hundred and thirty-three, P.L. 364, as amended, the Department of State is authorized and required to issue a

                            CERTIFICATE OF AMENDMENT

evidencing the amendment of the Articles of Incorporation of a business corporation organized under or subject to the provisions of that Law, and

     WHEREAS, The stipulation and conditions of that Law pertaining to the amendment of Articles of Incorporation have been fully complied with by

                           COMMERCIAL STONE CO., INC.

     THEREFORE, KNOW YE, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, extend the rights and powers of the corporation named above, in accordance with the terms and provisions of the Articles of Amendment presented by it to the Department of State, with full power and authority to use and enjoy such rights and powers, subject to all the provisions and restrictions of the Business Corporation Law and all other applicable laws of this Commonwealth.

                              GIVEN under my Hand the Great Seal of the Commonwealth, at the City of Harrisburg, this 29th day of December in the year of our Lord one thousand nine hundred and eighty-three and of the Commonwealth the two hundred and eighth.

                                  /s/ William R. Davis
                                 -----------------------------------------
                                     Secretary of the Commonwealth